UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Loudeye provides encoding services to both content owners and retailers as part of its suite of digital media content services. Encoding services revenue for the year ended December 31, 2005 represented approximately $3.9 million of total revenue, or approximately 14% of total revenue. We generate substantially all of our encoding services revenue from encoding and fulfillment services fees for delivering EMI Music content to digital service providers, or DSPs. EMI Music contracts directly with its DSP partners for licenses to the EMI Music catalog. Loudeye in turn contracts directly with DSPs for providing encoding services for digital music content from EMI Music and other independent record labels.

In January 2006, Loudeye received notice from EMI Music that it was extending its encoding services agreement with Loudeye through February 2007.

On February 23, 2006, Loudeye was notified by EMI Music that it intends to communicate to its DSP partners a plan to transition all encoding services for EMI Music content to another service provider. According to information provided to Loudeye by EMI Music, the expected transition plan will result in DSPs that are receiving encoded EMI Music content from Loudeye being migrated to the new service provider during the second quarter of 2006. Loudeye has entered into negotiations with EMI Music regarding various elements of EMI Music’s transition plan.

Loudeye expects to continue generating revenue from encoding EMI Music catalog for DSPs during the first and second quarters of 2006 until EMI Music completes its transition plan to another service provider. During 2006, Loudeye also intends to continue its efforts to expand its encoding services to additional customers and into additional markets, such as video encoding, but there can be no assurance that such efforts will be successful. While future results are subject to change and risks, Loudeye continues to expect revenue for the full year 2006 will be approximately $35.0 to $40.0 million, and revenue for the first quarter of 2006 is expected to be $7.5 to 8.0 million. Loudeye will continue to closely manage its costs relating to the encoding services business in view of the dynamic nature of the market for these services.

Forward Looking Statements

This current report on Form 8-K contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking financial guidance regarding Loudeye’s 2006 expected revenue and EMI Music’s anticipated transition plan for encoding services for its digital music catalog to a third party service. In particular, the financial results contained in this current report on Form 8-K are unaudited and are subject to change. The words "expects," "will," and "intends" and similar words and phrases are intended to identify such forward-looking statements. The forward-looking statements contained in this press release are based on current estimates and actual results may differ materially. Risks Loudeye faces include any changes in EMI Music’s anticipated transition plan for encoding services which could result in Loudeye ceasing to receive anticipated revenue from DSP customers earlier than expected; whether Loudeye is successful in its efforts to expand its encoding services to additional customers and into additional markets; the potential effects of Loudeye’s restructuring on our business and operations including potential loss of customers; potential effects of EMI Music’s transition plans on our other service offerings; loss contingencies such as an adverse outcome in litigation to which Loudeye is a party; inability to add new customers, and inability to continue to provide services to existing customers on discontinued technology platforms; customer concentration, especially in our European digital media store business and our digital media content encoding services; potential loss of key employees; competitive pressures in the market for mobile music services and customer concentration and technical risks associated with Loudeye’s mobile music service offerings; competition with other providers of business-to-business digital media store services and associated pricing pressures; the complexity of Loudeye’s services and delivery networks; pressure on our margins, in particular resulting from increasing wholesale content rates; adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital content; and other risks set forth in Loudeye’s most recent Form 10-Q, 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

February 27, 2006	By:	Chris J. Pollak

Name: Chris J. Pollak
Title: Chief Financial Officer